Exhibit 2

Warrant

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Great Southern Homes, Inc.

Stock Purchase Warrant

1. Issuance. This Warrant is issued to Clive R. G. (Tom) O’Grady (the “Holder”) by Great Southern Homes, Inc., a South Carolina corporation (hereinafter with its successors called the “Company”). This Warrant is being issued by the Company pursuant to that certain Warrant Purchase Agreement, dated as of the date hereof, between the Company and the Holder (the “Purchase Agreement”). The Purchase Agreement contains additional terms and conditions governing this Warrant, and is hereby incorporated by reference herein. All terms used herein, but not defined herein, shall have the meanings given to such terms in the Purchase Agreement.

2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, at 90 North Royal Tower Road, Irmo, SC 29063, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company that number of fully paid and non-assessable shares of Stock that is equal to two thousand (2,000) shares of non-voting common stock in the Company, for a purchase price of One Thousand Five Hundred and Twelve Dollars ($1,512) per share, all subject to adjustment as set forth in the Purchase Agreement.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by cashless exercise as set forth in the Purchase Agreement.

4. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

5. Issuance Date. The person or persons in whose name or names any certificate representing shares of the Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

6. Expiration Date; Automatic Exercise. This Warrant shall expire at the tenth anniversary of the date of hereof. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full in a cashless exercise without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

7. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

8. Warrant Register; Transfers, Etc.

(a)  The Company will maintain a register containing the names and addresses of the registered holders of any Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

(b)  Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of capital stock of the Company purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the Purchaser is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

9. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase securities hereunder, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of the Company.

10. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the substantive laws of the State of South Carolina.

11. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

12. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday, Sunday or a public holiday under the laws of the State of South Carolina, then such action may be taken or right may be exercised on the next succeeding business day.

Dated: March 3, 2022	Great Southern Homes, Inc.

	By:	/s/ Michael Nieri
Michael Nieri, CEO

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _______ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Great southern Homes, Inc. (the “Company”) in the amount of $ ______ in accordance with the terms hereof.

The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________, whose address is ___________ and that such shares of Common Stock be delivered to _______________ whose address is __________.

If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of _________, whose address is _________ and that such Warrant Certificate be delivered to __________, whose address is _____________.

In the event that the Warrant is exercised on a “cashless” basis pursuant to subsection 2.3.3 of the Purchase Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 2.3.3 of the Purchase Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Purchase Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Purchase Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Purchase Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of      ________, whose address is _______ and that such Warrant Certificate be delivered to ________, whose address is _________.

IN WITNESS WHEREOF, the undersigned has executed this Election to Purchase as of the date set forth below opposite his signature.

Name:	Clive R. G. (Tom) O’Grady

Date: __________, 202__
Signature

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT of 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).